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                                                                    EXHIBIT 23.3




                    CONSENT OF WILLIAMS, KASTNER & GIBBS PLLC



        We consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement (Form S-3) and related Prospectus of Waste Connections, Inc. filed in May 2001 for the registration of 5 1/2% Convertible Subordinated Notes Due April 15, 2006 in principal amount of $150,000,000 and the shares of Waste Connections, Inc. Common Stock into which the Notes are convertible.



                                        WILLIAMS, KASTNER & GIBBS PLLC



Seattle, Washington

June 5, 2001